Exhibit 99.1

Akers Biosciences and Premas Biotech Announce Successful Expression of Coronavirus Antigens

Thorofare, New Jersey, April 8, 2020/ — Akers Biosciences, Inc. (the “Company”) (NASDAQ: AKER), a developer of rapid health information technologies, today announced that its collaboration with Premas Biotech has successfully completed a second milestone, the successful expression of the three coronavirus antigens, Spike (S), Envelope (E), and Membrane (M), that were selected for their vaccine candidate. The antigens have been expressed using the D-CryptTM platform at Premas Biotech, which utilizes its vectors and S cerevisiae strain. Premas is now moving forward with purification and post-expression processing, which we believe should lead to a scaling up of the antigens.

Prabuddha Kundu, Co-Founder and Managing Director at Premas Biotech, commented, “We are happy to announce our success in expressing all three antigens. We continue to believe that the immune system is better served with three shots on goal and our inclusion of the S, E, and M antigens together should enhance the efficacy of our vaccine candidate. We are also pleased with the expedited nature of our milestones thus far, which is a positive step towards our goal to reach clinical trials.”

Christopher Schreiber, Executive Chairman of Akers, stated, “We are now halfway through our four-milestone plan that we believe will allow us to commence clinical trials. Our partnership with Premas is executing very well and we look forward to sharing the next milestones as they occur in the weeks to come.”

About Premas Biotech

Premas Biotech develops novel technologies and partners with global biopharmaceutical companies to build and develop novel biotherapeutic & vaccine candidates. Premas’ key focus areas are infectious diseases, cancer, metabolic disorders and inflammation. Besides D-CryptTM the difficult to express proteins expression platform, Premas’ leading technologies include Axtex-4D™: an ex-vivo tissueoid generation platform and C-Qwence™: a fully human naive India based scFv antibody library. Further information is available on the Company’s website: www.premasbiotech.com

Contact email: contact@premasbiotech.com

About Akers Biosciences Inc.

Akers Biosciences is pursuing the development of a newly acquired license to a coronavirus vaccine candidate. In addition, the company develops, manufactures, and supplies rapid, point of care screening and testing products designed to bring health related information directly to the patient or clinician in a timely and cost-efficient manner. Akers has previously announced that that it had identified the hemp and minor cannabinoid sectors as promising adjacent opportunities that could benefit from Akers’ existing facility and its core competencies.

Additional information on the company and its products can be found at www.akersbio.com.

Forward-Looking Statements

Statements in this press release relating to plans, strategies, trends, specific activities or investments, and other statements that are not descriptions of historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include any risks detailed from time to time in Akers’ reports filed with the Securities and Exchange Commission, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Forward-looking statements may be identified by terms such as “may,” “will,” “expects,” “plans,” “intends,” “estimates,” “potential,” or “continue,” or similar terms or the negative of these terms. Although Akers believes the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee that future results, levels of activity, performance or achievements will be obtained. Akers does not have any obligation to update these forward-looking statements other than as required by law.

Contact:

Investor Relations:

Hayden IR

Brett Maas, Managing Partner

Phone: (646) 536-7331

Email: brett@haydenir.com

www.haydenir.com